SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                     ____________

                                       FORM 8-K
                                     ____________





                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                    Date of Report
                                     May 16, 1994



                            Commission file number  1-8948


                                INTELOGIC TRACE, INC.
                (Exact name of registrant as specified in its charter)

                     New York                          74-2368260
          (State or other jurisdiction of          (I. R. S. Employer
          incorporation or organization)          Identification No.)


          Turtle Creek Tower I
          P. 0. Box 400044, San Antonio, Tx.           78229-8415
          (Address of principal executive offices)     (Zip Code)

                                    210-593-5700
                 (Registrant's telephone number, including area code)

          Item 5.  Other Events

          On Friday, May 13, 1994, Intelogic Trace, Inc. issued a press release which announced that a settlement had been reached in two shareholder derivative lawsuits brought against certain of the company's present and former directors which alleged breach of fiduciary duties in connection with certain transactions. Although the defendants expressly disclaim and deny any liability or wrongdoing with respect to the allegations in these lawsuits, a settlement had been reached in order to avoid the additional expense, burden, inconvenience and distraction of continued litigation.

          Pursuant to the Settlement Agreement, which is subject to Court approval, I T will receive $2.4 million less attorneys' fees and expenses (not to exceed $800,000) awarded by the Court. In addition, within six months of the time that the settlement becomes final, I T's Board of Directors agreed to (a) form a committee to investigate all ways to maximize the value of I T's investment in Datapoint Corporation and (b) adopt a resolution requiring approval of the Board of Directors for all investments of I T funds in excess of $5 million. The cash portion of the settlement is fully covered by I T's director and officer liability insurance.



                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTELOGIC TRACE, INC.



          Date:  May 16, 1994      By:
                                        Philip D. Freeman
                                        Senior Vice President,
                                        General Counsel and Secretary